Exhibit 99.1

Expedia Increases Ownership in AirAsia-Expedia Joint Venture

BELLEVUE, WA, February 16, 2015 – Expedia, Inc. (NASDAQ: EXPE) announced today that it has entered into an agreement with AirAsia Berhad to purchase an additional 25% equity interest of AAE Travel Pte. Ltd., the joint venture formed between the two companies in 2011, for cash consideration of $86.3 million. This investment will increase Expedia’s total ownership in the joint venture to 75%.

“Asia continues to be a fast-paced, growing market, and partnering with a powerful brand like AirAsia has been instrumental in driving the expansion of our business in the region,” said Dara Khosrowshahi, President and Chief Executive Officer, Expedia, Inc. “We continue to value and look forward to a great ongoing relationship with them as we bring our world-class technology and supply to travelers across Asia.”

“Our partnership with Expedia has been and continues to be a terrific success for both companies,” said Tony Fernandes, Group CEO of AirAsia. “We are excited to continue the close relationship between Expedia and AirAsia to deliver unrivaled travel experiences for Asian consumers.”

The transaction is expected to close in the first half of 2015, at which point Expedia expects to include the AirAsia-Expedia Joint Venture financial results in Expedia’s consolidated financial statements.

About Expedia, Inc.

Expedia, Inc. (NASDAQ: EXPE) is one of the world’s largest travel companies, with an extensive brand portfolio that includes leading online travel brands, such as:

•	Expedia.com®, the world’s largest full service online travel agency with localized sites in 31 countries

•	Hotels.com®, the hotel specialist with localized sites in more than 60 countries

•	Hotwire®, a leading discount travel site that offers opaque deals in 12 countries throughout North America, Europe and Asia

•	Travelocity®, a pioneer in online travel and a leading online travel agency in the US and Canada

•	Egencia®, the world’s fifth largest corporate travel management company

•	eLong™, a leading mobile and online travel service provider in China

•	Venere.com™, an online hotel reservation specialist in Europe

•	trivago®, a leading online hotel metasearch company with sites in 49 countries

•	Wotif Group, a leading operator of travel brands in the Asia-Pacific region, including Wotif.com®, lastminute.com.au®, travel.com.au, Asia Web Direct®, LateStays.com, GoDo.com.au and Arnold Travel Technology

•	Expedia Local Expert®, a provider of online and in-market concierge services, activities, experiences and ground transportation in hundreds of destinations worldwide

•	Classic Vacations®, a top luxury travel specialist

•	Expedia® CruiseShipCenters®, a provider of exceptional value and expert advice for travelers booking cruises and vacations through its network of 180 franchise locations across North America

•	CarRentals.com™, the premier car rental booking company on the web

The company delivers consumers value in leisure and business travel, drives incremental demand and direct bookings to travel suppliers, and provides advertisers the opportunity to reach a highly valuable audience of in-market consumers through Expedia® Media Solutions. Expedia also powers bookings for some of the world’s leading airlines and hotels, top consumer brands, high traffic websites, and thousands of active affiliates through Expedia® Affiliate Network. For corporate and industry news and views, visit us at www.expediainc.com or follow us on Twitter @expediainc.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements generally can be identified by phrases such as Expedia, AirAsia or management of either company “will,” “expects,” “anticipates,” “foresees,” “forecasts,” “estimates” or other words or phrases of similar import. Similarly, statements herein that describe the proposed transaction, including its financial and operational impact, and other statements of management’s beliefs, intentions or goals also are forward-looking statements. It is uncertain whether any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do, what impact they will have on the results of operations and financial condition of the combined companies or the price of Expedia or AirAsia stock. These forward-looking statements involve certain risks and uncertainties, many of which are beyond the parties’ control, that could cause actual results to differ materially from those indicated in such forward-looking statements, including but not limited to the ability of the parties to consummate the proposed transaction and the satisfaction of the conditions precedent to consummation of the proposed transaction; and the other risks and important factors contained and identified in Expedia’s filings with the Securities and Exchange Commission (the “SEC”), such as Expedia’s Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K, any of which could cause actual results to differ materially from the forward-looking statements. The forward-looking statements included in this press release are made only as of the date hereof. Neither Expedia nor AirAsia undertakes any obligation to update the forward-looking statements to reflect subsequent events or circumstances, except as required by law.

FOR MORE INFORMATION:

Expedia, Inc.

Sarah Gavin

(425) 679-8917

sgavin@expedia.com

Expedia, Inc. Investor Relations

(425) 679-3759

ir@expedia.com

Expedia, Inc. Communications

(425) 679-4317

press@expedia.com